Exhibit 99.6

Host America Reports First Quarter Financial Results and Acquisition of New Business

Hamden, CT., November 16, 2004 -Host America (NASDAQ: CAFÉ) today reported its unaudited results of operations for the quarter ended September 30, 2004.

For the quarter ended September 30, 2004, the consolidated net revenue was $7,068,632, and the net loss was $1,186,091, compared to net revenues of $6,513,010 and a net loss of $126,873 for the quarter ended September 30, 2003.  The increase in net loss of $1,059,218 was primarily attributable to the ongoing development of the Company’s Energy Management division, and the interest cost associated with the debt financing completed during the fiscal year. The Company’s Energy Management division, GlobalNet, which is in its development stages, did not generate any sales and incurred a net loss of $567,454.  Some of the major components of the GlobalNet loss were salaries, benefits, travel, engineering and legal fees.  During the quarter, the Company incurred charges of $352,842 for amortization of debt discount and deferred finance charges related to the convertible note and the two subordinated debt private placements completed in fiscal year 2003 and 2004.   In addition, there were incremental charges of $27,521 and $90,044 on amortization of customer lists and patents and depreciation expense, respectively, which arose from the Energy Management acquisition during the fiscal year 2004. The aggregate total charges for the above mentioned amortization, deferred finance charges, customer lists, patents and depreciation charges of $470,407, interest expense of $164,650 and energy division loss of $567,454 totaled $1,202,511 for the three months ended September 30, 2004.

With the addition of recently acquired new business in the asset purchase of the eight accounts from Food Brokers, and the signing of the contract with the Northeast Massachusetts Consortium of Elder Nutrition Program, the Company anticipates increasing revenues to $7,500,000 for the quarter ending December 31, 2004.  In addition, on September 29, 2004, the Company and RS Services (see press release on September 29, 2004) signed a merger agreement, pending shareholder approval, where RS Services will become a wholly owned subsidiary of Host. The Company is in the process of preparing the proxy statement for shareholder approval. The signing of the proposed merger agreement with RS Services has enabled the Company to eliminate some positions at GlobalNet, and will result in a reduction of approximately $8,000 per week in payroll and related costs.

Consolidated net revenues for the quarter ended September 30, 2004 were $7,068,632 as compared to $6,513,010 for the quarter ended September 30, 2003, an increase of $555,622 or 9%.  This revenue increase was generated by increased sales attributed to the Company’s business dining, unitized meals and screening services segments which posted revenue increases of $416,579, $39,585 and $99,458, respectively.  The increase in business dining revenue is primarily a result of the new accounts Host added during the previous fiscal year.  Host’s screening services division was rewarded for their marketing efforts by the addition of new customers during the downturn in the economy, and as a result of the expansion of its existing customers’ employment levels during the year.  The unitized meals division generated a modest revenue increase primarily due to its Florida, Indiana and Massachusetts locations, which were partly offset by a decrease in its Connecticut revenues.

Since the beginning of the quarter ended September 30, 2004, Host has brought the energy products division from the development stage, to beta testing now capable of being installed and has tested for savings at a prospective customer’s location. The LightMasterPlus, MotorMasterPlus, and TempAssure products have been installed and are currently being tested at two major restaurant chains and a leading international retail chain. In addition, the Company has recently received a purchase order from a grocery store chain to install its LightMasterPlus at one of its stores.

On September 29, 2004, Host entered into a merger agreement, which is subject to shareholder approval, to acquire all of the outstanding stock of RS Services.  RS Services is an electrical contractor licensed in 29 states with approximately $3,000,000 a year in revenue that specialize in the installation and monitoring of control devices.  This acquisition will provide the company with an additional revenue stream, expertise in the installation and monitoring of its energy management products, and an existing pipeline of customers which includes Wal-Mart, the Eaton Corporation and others.

On October 4, 2004, Lindley Food Service began providing the Northeast Massachusetts Consortium of Elder Nutrition Programs with meals for its senior feeding program.  This account is expected to generate approximately $1,500,000 per year in revenues and will be operated out of Host’s existing kitchen facility located in Everett, MA.  In addition, on October 29, 2004, Host entered into an asset purchase agreement with Food Brokers, Inc., a regional food service provider of “Meals on Wheels” and Head Start programs located in Bridgeport, Connecticut.  The initial delivery of meals for the eight new customers acquired by Host started on November 1, 2004 and is expected to generate over $2,000,000 a year in revenue.  The addition of these accounts now positions the Company as the leading food service provider of “Meals on Wheels” and Head Start programs in the Connecticut marketplace.

Geoffrey Ramsey, Chairman and President of Host, stated “The Company continues to make significant strides in bringing our energy products to the market while simultaneously increasing revenues in our food management and screening services businesses.”

HOST AMERICA CORPORATION
SELECTED CONSOLIDATED FINANCIAL INFORMATION

RESULTS OF OPERATIONS	Quarter Ended September 30,
	2004		2003

Net Operating Revenues	$7,068,632		$6,513,010

Loss Applicable to Common Stockholders	$(1,194,092	)*	$(660,207	)*

Weighted Average Common Shares Outstanding	$4,118,983		$2,753,430

Basic and Diluted Loss Per Common Share	$(0.29)		$(0.24)

* Includes preferred stock dividends, including charges for beneficial conversion of $8,001 and $533,334 for the three months ended September 30, 2004 and 2003, respectively.

BALANCE SHEET DATA	As of September 30,
	2004	2003

Cash	$2,338,970	$627,859

Total Current Assets	$7,099,818	$4,844,589

Restricted Cash	$4,000,000	$-

Total Assets	$20,459,639	$11,740,346

Total Current Liabilities	$4,149,542	$4,588,224

Long Term Liabilities	$8,507,046	$1,173,865

Total Liabilities	$12,656,588	$5,762,089

Total Stockholders Equity	$7,803,051	$5,978,257

Host America Corporation provides customized energy management and conservation solutions for commercial, industrial and real estate customers.  The Company’s food management business provides outsource food management on a long term contracted basis for corporations, schools, Meals on Wheels, and Head Start programs.  The Company employs approximately 428 employees and is headquartered in Hamden, CT.  The Company’s website is www.hostamericacorp.com.

"Safe Harbor" statement under the Private Securities Litigation reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include the expected revenues and sales of products and revenues related to this announcement. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's entry into a new commercial food markets that require the company to develop demand for its products, its ability to access the capital markets and other risks described in the Company's Securities and Exchange Commission fillings.

Mark Miller, East West Network Group (770) 436 - 7429 for Host America